       COVER
                                                 EXHIBIT 7








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                      CORIMON CORPORATION

                 _____________________________



                       CREDIT AGREEMENT


                  Dated as of August 10, 1994


                ______________________________



                   THE CHASE MANHATTAN BANK
                    (NATIONAL ASSOCIATION)






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                       TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                           Page

Section 1.  Definitions and Accounting Matters  . . . . .     1
     1.01   Certain Defined Terms . . . . . . . . . . . .     1
     1.02   Accounting Terms and Determinations . . . . .     8

Section 2.  The Commitment, Loans, Note and Prepayments .     9
     2.01   Loans . . . . . . . . . . . . . . . . . . . .     9
     2.02   Borrowings  . . . . . . . . . . . . . . . . .     9
     2.03   Letters of Credit . . . . . . . . . . . . . .     9
     2.04   Changes of Commitment . . . . . . . . . . . .    11
     2.05   Lending Offices . . . . . . . . . . . . . . .    12
     2.06   Note  . . . . . . . . . . . . . . . . . . . .    12
     2.07   Optional Prepayments  . . . . . . . . . . . .    12
     2.08   Mandatory Prepayment or Pledge of Additional
              Shares  . . . . . . . . . . . . . . . . . .    12

Section 3.  Payments of Principal and Interest  . . . . .    13
     3.01   Repayment of Loans  . . . . . . . . . . . . .    13
     3.02   Interest  . . . . . . . . . . . . . . . . . .    13

Section 4.  Payments; Computations; Etc.  . . . . . . . .    14
     4.01   Payments  . . . . . . . . . . . . . . . . . .    14
     4.02   Computations  . . . . . . . . . . . . . . . .    14
     4.03   Minimum Amounts . . . . . . . . . . . . . . .    15
     4.04   Certain Notices . . . . . . . . . . . . . . .    15
     4.05   Set-off . . . . . . . . . . . . . . . . . . .    15

Section 5.  Yield Protection, Etc.  . . . . . . . . . . .    15
     5.01   Additional Costs  . . . . . . . . . . . . . .    15
     5.02   Additional Costs in Respect of Letters of
              Credit  . . . . . . . . . . . . . . . . . .    17

Section 6.  Conditions Precedent  . . . . . . . . . . . .    17
     6.01   Initial Extension of Credit   . . . . . . . .    17
     6.02   Initial and Subsequent Extensions of Credit .    19

Section 7.  Representations and Warranties  . . . . . . .    20
     7.01   Corporate Existence . . . . . . . . . . . . .    20
     7.02   Financial Condition . . . . . . . . . . . . .    20
     7.03   Litigation  . . . . . . . . . . . . . . . . .    20
     7.04   No Breach . . . . . . . . . . . . . . . . . .    20
     7.05   Action  . . . . . . . . . . . . . . . . . . .    21
     7.06   Approvals . . . . . . . . . . . . . . . . . .    21

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     7.07   Use of Credit . . . . . . . . . . . . . . . .    21
     7.08   Taxes . . . . . . . . . . . . . . . . . . . .    21
     7.09   Investment Company Act  . . . . . . . . . . .    22
     7.10   Public Utility Holding Company Act  . . . . .    22

Section 8.  Covenants of the Company  . . . . . . . . . .    22
     8.01   Financial Statements Etc. . . . . . . . . . .    22
     8.02   Litigation  . . . . . . . . . . . . . . . . .    23
     8.03   Existence, Etc. . . . . . . . . . . . . . . .    23
     8.04   Insurance . . . . . . . . . . . . . . . . . .    24
     8.05   Prohibition of Fundamental Changes  . . . . .    24
     8.06   Limitation on Liens . . . . . . . . . . . . .    25
     8.07   [Intentionally Omitted] . . . . . . . . . . .    25
     8.08   Dividend Payments . . . . . . . . . . . . . .    25
     8.09   Use of Proceeds . . . . . . . . . . . . . . .    25

Section 9.  Events of Default . . . . . . . . . . . . . .    25

Section 10. Miscellaneous . . . . . . . . . . . . . . . .    29
     10.01  Waiver  . . . . . . . . . . . . . . . . . . .    29
     10.02  Notices . . . . . . . . . . . . . . . . . . .    29
     10.03  Expenses, Etc.  . . . . . . . . . . . . . . .    30
     10.04  Amendments, Etc.  . . . . . . . . . . . . . .    31
     10.05  Successors and Assigns  . . . . . . . . . . .    31
     10.06  Assignments and Participations  . . . . . . .    31
     10.07  Survival  . . . . . . . . . . . . . . . . . .    32
     10.08  Captions  . . . . . . . . . . . . . . . . . .    33
     10.09  Counterparts  . . . . . . . . . . . . . . . .    33
     10.10  Governing Law; Submission to Jurisdiction . .    33
     10.11  Waiver of Jury Trial  . . . . . . . . . . . .    33

EXHIBIT A   - Form of Note
EXHIBIT B-1 - Form of Opinion of Special New York Counsel to
                the Company and the Parent
EXHIBIT B-2 - Form of Opinion of Counsel to
                the Parent
EXHIBIT C   - Form of Parent Guarantee
EXHIBIT D   - Form of Security Agreement

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          CREDIT AGREEMENT dated as of August 10, 1994
between: CORIMON CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Company"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association (together with its successors and assigns, the "Bank").

          The Company has requested that the Bank extend credit to it in an aggregate amount not exceeding $15,000,000 at any one time outstanding and the Bank is prepared to extend such credit upon the terms and conditions hereof.
Accordingly, the parties hereto agree as follows:


          Section 1.  Definitions and Accounting Matters.

          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Applicable Lending Office" shall mean the Principal Office or such other office of the Bank (or of an affiliate of the Bank) as the Bank may from time to time specify to the Company as the office by which the Loans are to be made and maintained.

          "Applicable Margin" shall mean 2% per annum.

          "Bankruptcy Code" shall mean the Federal Bankruptcy
Code of 1978, as amended from time to time.

          "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Basic Documents" shall mean, collectively, this Agreement, the Note, the Letter of Credit Documents, the
Parent Guarantee and the Security Agreement.

          "Basle Accord" shall have the meaning assigned to such term in Section 5.01 hereof.

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          "Business Day" shall mean any day on which
commercial banks are not authorized or required to close in New York City.

          "Chase" shall mean The Chase Manhattan Bank
(National Association).

          "Closing Date" shall mean the date upon which the initial extension of credit hereunder is made.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral Account" shall have the meaning assigned to such term in Section 4.01 of the Security Agreement.

          "Commitment" shall mean the obligation of the Bank to make Loans, and to issue Letters of Credit pursuant to
Section 2.03 hereof, in an aggregate amount at any one time outstanding up to but not exceeding $15,000,000 (as the same may be reduced at any time or from time to time pursuant to
Section 2.04 hereof).

          "Commitment Termination Date" shall mean the date six months after the date hereof; provided that, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.

          "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company), but excluding dividends payable solely in shares of common stock of the Company.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "Environmental Claim" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory

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costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from
(a) the presence, or release into the environment, of any hazardous material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or toxic or hazardous substances or wastes.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "ERISA Event" shall mean any of the following:

          (a)  any reportable event, as defined in
     Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
     Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of
     Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
     Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
     Code); and

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     any request for a waiver under Section 412(d) of the Code
     for any Plan;

         (b) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

        (c)  the institution by PBGC of proceedings under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; and

         (d) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections.

          "Event of Default" shall have the meaning assigned to such term in Section 9 hereof.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that
(a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and
(b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to the Bank on such Business Day on such transactions as determined by the Bank.

          "Grow" shall mean Grow Group, Inc., together with its successors.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's

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obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "Indebtedness" shall mean, for any Person:
(a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Guarantees by such Person of Indebtedness of others.

          "Letter of Credit" shall have the meaning assigned to such term in Section 2.03 hereof.

          "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for
(a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "Letter of Credit Interest" shall mean the Bank's liability under Letters of Credit and its rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

          "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit,

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the sum of (a) the undrawn amount of such Letter of Credit
plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations at such time due and payable in respect of all drawings made under such Letter of Credit.

          "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loans" shall mean the loans provided for in
Section 2.01 hereof.

          "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.

          "Market Value", per Share on any day of
determination, shall mean its last sale price on the New York Stock Exchange on the next preceding Business Day or, if there was no sale on that day, the last sale price on the New York Stock Exchange on the next preceding Business Day on which there was a sale.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company or of the Parent and its subsidiaries taken together, (b) the ability of either Obligor to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Bank under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

          "Obligors" shall mean the Company and the Parent.

          "Note" shall mean the promissory note provided for by Section 2.06 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Parent" shall mean Corimon, S.A.C.A., a Venezuelan company.

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          "Parent Guarantee" shall mean a guarantee agreement,
substantially in the form of Exhibit C hereto, dated as of the date hereof, between the Parent and the Bank, as the same may be modified and supplemented and in effect from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA
Affiliate and that is covered by Title IV of ERISA, other than a multiemployer plan defined as such in Section 3(37) of ERISA.

          "Post-Default Rate" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount under this Agreement, the Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin.

          "Prime Rate" shall mean the rate of interest from time to time announced by the Bank at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, located on the date hereof at 1 Chase Manhattan
Plaza, New York, New York 10081.

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement made and entered into as of July 21, 1992 by and between Grow and the Parent, as the same may be modified and supplemented and in effect from time to time.

          "Regulations A, U and X" shall mean, respectively, Regulations A, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

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          "Regulatory Change" shall mean any change after the
date of this Agreement in Federal, state or foreign law or regulations or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reimbursement Obligations" shall mean, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Bank in respect of any drawings under a Letter of Credit.

          "Security Agreement" shall mean a security agreement, substantially in the form of Exhibit D hereto, dated as of the date hereof, between the Company and the Bank, as the same may be modified and supplemented and in effect from time to time.

          "Shares" shall mean shares of the common stock, par value $0.10, of Grow.

          "Standstill Agreement" shall mean the Standstill
Agreement made and entered into as of July 21, 1992, by and among Grow, the Parent and the Company, as the same may be modified and supplemented and in effect from time to time.

          "Uniform Commercial Code" shall mean the Uniform
Commercial Code as in effect from time to time in the State of New York.

          "U.S. GAAP" shall mean, at any time, generally accepted accounting principles in the United States of America at such time.

          "Venezuelan GAAP" shall mean, at any time, generally accepted accounting principles in the Republic of Venezuela at such time.

          1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all financial statements and certificates and reports as to financial matters required to be furnished to the Bank hereunder shall be prepared in accordance with Venezuelan GAAP, applied on a basis consistent with that used in the audited consolidated financial statements of the Parent referred to in Section 7.02 hereof.

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          Section 2.  The Commitment, Loans, Note and
Prepayments.

          2.01 Loans. The Bank agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment as in effect from time to time, provided that in no event shall the aggregate principal amount of all Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the amount of the Commitment as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitment hereunder.

          2.02 Borrowings. The Company shall give the Bank notice of each borrowing hereunder as provided in Section 4.04 hereof. No later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, the Bank shall, subject to the terms and conditions of this Agreement, make available the amount of such borrowing to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with the Bank at the Principal Office designated by the Company.

          2.03 Letters of Credit. Subject to the terms and conditions of this Agreement, the Commitment may be utilized, upon the request of the Company, in addition to the Loans provided for by Section 2.01(a) hereof, by the issuance by the Bank of letters of credit (collectively, "Letters of Credit") for account of the Company (or the Parent or any subsidiary of the Parent), provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Loans, exceed the amount of the Commitment as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $5,000,000 and (iii) the expiration date of any Letter of Credit extend beyond the Commitment Termination Date as in effect at the time of issuance of such Letter of Credit. The following additional provisions shall apply to Letters of Credit:

          (a) The Company shall give the Bank at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 10 days preceding the Commitment Termination
     Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the

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     transactions or obligations proposed to be supported
     thereby.

          (b) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Bank shall promptly notify the Company of the amount to be paid by the Bank as a result of such demand and the date on which payment is to be made by the Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party for any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (c) Forthwith upon its receipt of a notice referred to in clause (b) of this Section 2.03, the Company shall advise the Bank whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.04 hereof.

          (d) The Company shall pay to the Bank a letter of credit fee in respect of each Letter of Credit in an amount equal to 2% per annum of the daily average undrawn amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit
     (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day).

          (e) The issuance by the Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 6 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such applications, agreements and other

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     instruments relating to such Letter of Credit as the Bank
     shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or the Security Agreement, the provisions of this Agreement and the Security Agreement shall control.

          (f) The issuance by the Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this
     Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would comply with such conditions were it issued hereunder in such modified or supplemented form on the date of such modification or supplement or
     (ii) the Bank shall have consented thereto.

The Company hereby indemnifies and holds harmless the Bank from and against any and all claims and damages, losses, liabilities, costs or expenses that the Bank may incur (or that may be claimed against the Bank by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Bank under any Letter of Credit; provided that the Company shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Company or the Bank under this Agreement.

          2.04  Changes of Commitment.

          (a) The Commitment shall be automatically reduced to zero on the Commitment Termination Date.

          (b) The Company shall have the right at any time or from time to time (i) so long as no Loans or Letter of Credit Liabilities are outstanding, to terminate the Commitment and
(ii) to reduce the unused amount of the Commitment (for which purpose use of the Commitment shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.04 hereof and (y) each partial reduction shall be in an amount at least equal to $3,000,000 (or a larger multiple of $1,000,000).

          (c) The Commitment once terminated or reduced may not be reinstated.

          2.05 Lending Offices. The Loans shall be made and maintained at the Bank's Applicable Lending Office.

          2.06  Note.

          (a) The Loans shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the date hereof, payable to the Bank in a principal amount equal to the amount of the Commitment as originally in effect and otherwise duly completed.

          (b) The date and amount of each Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of the Note, endorsed by the Bank on the schedule attached to the Note or any continuation thereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under the Note in respect of the Loans.

          (c) The Bank shall not be entitled to have the Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of the Commitment, Loans and Note pursuant to Section 10.06(b) hereof.

          2.07 Optional Prepayments. Subject to Section 4.03 hereof, the Company shall have the right to prepay Loans at any time or from time to time, provided that the Company shall give the Bank notice of each such prepayment as provided in
Section 4.04 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder).

          2.08 Mandatory Prepayment or Pledge of Additional Shares. If at any time the aggregate unpaid principal amount of the Loans plus the aggregate amount Letter of Credit Liabilities shall exceed 50% of the Market Value at such time of the Shares pledged under and in accordance with the Security Agreement, then the Company shall (a) prepay the Loans (or, after the prepayment of all outstanding Loans, provide cover for Letter of Credit Liabilities as specified in the next sentence) and/or (b) subject to Section 5.01(a) of the Security Agreement, pledge additional Shares, in each case in such amounts as shall be necessary so that, immediately after giving effect to such prepayment or pledge, the aggregate unpaid principal amount of the Loans plus the aggregate amount Letter of Credit Liabilities does not exceed 50% of the Market Value at such time of the Shares pledged under and in accordance with the Security Agreement. In the event that the Company shall be required pursuant to this Section 2.08 to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Bank immediately available funds in an amount equal to the required amount, which funds shall be retained by the Bank in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.


          Section 3.  Payments of Principal and Interest.

          3.01  Repayment of Loans.  The Company hereby
promises to pay to the Bank the entire outstanding principal amount of the Loans, and each Loan shall mature, on the Commitment Termination Date.

          3.02 Interest. The Company hereby promises to pay to the Bank interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to the Base Rate (as in effect from time to time) plus the Applicable Margin. Notwithstanding the foregoing, the Company hereby promises to pay to the Bank interest at the applicable Post-Default Rate on any principal of any Loan, on any Reimbursement Obligation and on any other amount payable by the Company hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Bank shall give notice thereof to the Company.

          Section 4.  Payments; Computations; Etc.

          4.01  Payments.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the Note, and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Bank at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) The Bank may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with the Bank (with notice to the Company).

          (c) The Company shall, at the time of making each payment under this Agreement or the Note, specify to the Bank the Loans, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Bank may apply the amount of such payment received by it in such manner as it may determine to be appropriate).

          (d) If the due date of any payment under this Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02  Computations.  Interest on Loans and
Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable; letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.03(d) hereof, excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.03 Minimum Amounts. Each borrowing and partial prepayment of principal of Loans shall be in an amount at least equal to $1,000,000 or a larger multiple of $500,000.

          4.04 Certain Notices. Notices by the Company to the Bank of terminations or reductions of the Commitment and of borrowings and optional prepayments of Loans shall be irrevocable and shall be effective only if received by the Bank not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing or prepayment:

                                             Number of
                                              Business
          Notice                             Days Prior

     Termination or reduction
     of Commitment or borrowing
     of Loans                                     2

     Prepayment of Loans                          1

Each such notice of termination or reduction shall specify the amount of the Commitment to be terminated or reduced. Each such notice of borrowing or optional prepayment shall specify the Loans to be borrowed or prepaid and the amount (subject to Section 4.03 hereof) of each Loan to be borrowed or prepaid and the date of borrowing or optional prepayment (which shall be a Business Day).

          4.05 Set-off. The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of the Loans, Reimbursement Obligations or any other amount payable to the Bank hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company thereof, provided that the Bank's failure to give such notice shall not affect the validity thereof.


          Section 5.  Yield Protection, Etc.

          5.01  Additional Costs.

          (a) The Company shall pay to the Bank from time to time on request such amounts as the Bank may determine to be necessary to compensate the Bank (or, without duplication, the bank holding company of which the Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by the Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or
(ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A;
12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of the Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of the Bank (or any Applicable Lending Office or such bank holding company) to a level below that which the Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such Regulatory Change). For purposes of this Section 5.01(a) and
Section 5.02 hereof, "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (b) The Bank shall notify the Company of any event occurring after the date of this Agreement entitling the Bank to compensation under paragraph (a) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after the Bank obtains actual knowledge thereof; provided that
(i) if the Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, the Bank shall, with respect to compensation payable pursuant to this
Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that the Bank does give such notice and (ii) the Bank will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of the Bank, be disadvantageous to the Bank, except that the Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. The Bank will furnish to the Company a certificate setting forth the basis and amount of each request by the Bank for compensation under paragraph (a) of this Section 5.01. Determinations and allocations by the Bank for purposes of this Section 5.01 of the effect of capital maintained pursuant to paragraph (a) of this
Section 5.01, on its costs or rate of return of maintaining Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate the Bank under this
Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

          5.02 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Company under
Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to the Bank of issuing or maintaining its obligation hereunder to issue any Letter of Credit hereunder or reduce any amount receivable by the Bank hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of the Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by the Bank, the Company shall pay immediately to the Bank, from time to time as specified by the Bank, such additional amounts as shall be sufficient to compensate the Bank for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by the Bank, submitted by the Bank to the Company shall be conclusive in the absence of manifest error as to the amount thereof.


          Section 6.  Conditions Precedent.

          6.01 Initial Extension of Credit . The obligation of the Bank to make the initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the conditions precedent that the Bank shall have received the following documents, each of which shall be satisfactory to the Bank in form and substance:

          (a) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor

     (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of such of the Basic Documents to which it is intended to be a party and each other document to be delivered by each Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Bank may conclusively rely on such certificate until it receives notice in writing from each Obligor to the contrary).

          (b) Form U-1. A purpose statement on Form U-1 under Regulation U, duly completed and executed by or on behalf of the Company.

          (c) Opinion of Special New York Counsel to the Company and the Parent. An opinion, dated the Closing Date, of Sullivan & Cromwell, special New York counsel to the Company and the Parent, substantially in the form of Exhibit B-1 hereto and covering such other matters as the Bank may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the
     Bank).

          (d) Opinion of Counsel to the Parent. An opinion, dated the Closing Date, of Gustavo Mata-Borjas, Esq., General Counsel of the Parent, substantially in the form of Exhibit B-2 hereto and covering such other matters as the Bank may reasonably request.

          (e)  Note.  The Note, duly completed and executed.

          (f) Security Agreement. The Security Agreement, duly executed and delivered by the Company and the Bank, together with a Confirmation (as defined in the Security Agreement) covering a number of Shares such that the condition in clause (c) of the first sentence of
     Section 6.02 hereof is satisfied. In addition, the Company shall have taken such other action as the Bank shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

          (g) Parent Guarantee. The Parent Guarantee duly executed and delivered by the Parent and the Bank.

          (h)  Consent of Process Agent.  Evidence that the
     Process Agent (as defined in the Parent Guarantee) shall have consented to its appointment called for by
     Section 6.05 of the Parent Guarantee.

          (i) Other Documents. Such other documents as the Bank or special New York counsel to the Bank may reasonably request.

The obligation of the Bank to make the initial extension of credit hereunder is also subject to the payment by the Company of such fees as the Company shall have agreed to pay or deliver to the Bank in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Bank in connection with the negotiation, preparation, execution and delivery of this Agreement and the Note and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

          6.02 Initial and Subsequent Extensions of Credit. The obligation of the Bank to make any Loan or otherwise extend any credit to the Company upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

          (a)  no Default shall have occurred and be
     continuing;

          (b) the representations and warranties made by each Obligor in Section 7 hereof, and in each of the other Basic Documents, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (c) the aggregate unpaid principal amount of the Loans plus the aggregate amount Letter of Credit
     Liabilities does not exceed 50% of the then Market Value of the Shares pledged under and in accordance with the Security Agreement.

Each notice of borrowing or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Bank prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

          Section 7.  Representations and Warranties.  The
Company represents and warrants to the Bank that:

          7.01 Corporate Existence. Each Obligor: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

          7.02  Financial Condition.  The Company has
heretofore furnished to the Bank the consolidated balance sheet of the Parent and its subsidiaries as at March 31, 1994 and the related consolidated statements of income, movement in shareholders' equity and cash flows of the Parent and its subsidiaries for the fiscal year ended on said date, with the opinion thereon of Espineira, Sheldon y Asociados, Price Waterhouse. Such financial statements present fairly the consolidated financial condition of the Parent and its subsidiaries and the results of their operations and cash flows in conformity with Venezuelan GAAP applied on a consistent basis. None of the Parent nor any of its subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date. Since March 31, 1994, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Parent and its subsidiaries from that set forth in said financial statements as at said date.

          7.03 Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Parent or any of its subsidiaries that, if adversely determined, is likely (either individually or in the aggregate) to have a Material Adverse Effect.

          7.04 No Breach. None of the execution and delivery of this Agreement and the Note and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of either Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Parent or any of its subsidiaries (including, without limitation, the Company) is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Agreement) result in the creation or imposition of any Lien upon any Property of the Parent or any of its subsidiaries pursuant to the terms of any such agreement or instrument.

          7.05 Action. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Note and the other Basic Documents to which either Obligor is a party when executed and delivered (in the case of the Note, for value) will constitute, the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms.

          7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by either Obligor of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings by the Company under Section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with the pledge of Shares.

          7.07 Use of Credit. None of the Parent nor any of its subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          7.08 Taxes. The Company has filed all Federal income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company. The charges, accruals and reserves on the books of the Company in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

          7.09  Investment Company Act.  Neither Obligor is an
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment
Company Act of 1940, as amended.

          7.10 Public Utility Holding Company Act. Neither Obligor is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 8. Covenants of the Company. The Company covenants and agrees with the Bank that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

          8.01 Financial Statements Etc. The Company shall deliver to the Bank:

          (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Parent, consolidated statements of income, movement in shareholders' equity and cash flows of the Parent and its subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Parent and its subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Parent, which certificate shall state that said consolidated financial statements present fairly the consolidated financial position and results of operations and cash flows of the Parent and its subsidiaries, in accordance with Venezuelan GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, consolidated statements of income, movement in shareholders' equity and cash flows of the Parent and its subsidiaries for such fiscal year and the related consolidated balance sheet of the Parent and its subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized standing, which opinion shall state that said consolidated financial statements present fairly the consolidated financial position and results of operations and cash flows of the Parent and its subsidiaries as at the end of, and for, such fiscal year in accordance with Venezuelan GAAP;

          (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Parent or any of its subsidiaries shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (d) promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action taken or proposed to be taken with respect thereto; and

          (f) from time to time such other information regarding the financial condition, operations, business or prospects of the Parent or any of its subsidiaries as the Bank may reasonably request.

          8.02 Litigation. The Company will promptly give to the Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Parent or any of its subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

          8.03  Existence, Etc.  The Company will:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section 8.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with U.S. GAAP consistently applied; and

          (f) permit representatives of the Bank, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Bank.

          8.04  Insurance.  The Company will maintain
insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

          8.05 Prohibition of Fundamental Changes. Without the prior consent of the Bank (which will not be unreasonably withheld), the Company will not: (a) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); (b) acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of Property to be sold or used in the ordinary course of business; or (c) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired.

          8.06 Limitation on Liens. The Company will not create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)  Liens created pursuant to the Security
     Agreement;

          (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with U.S. GAAP;

          (c)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(h) hereof; and

          (d)  pledges or deposits under worker's
     compensation, unemployment insurance and other social security legislation.

          8.07  [Intentionally Omitted.]

          8.08 Dividend Payments. The Company will not declare or make any Dividend Payment at any time.

          8.09 Use of Proceeds. Subject to Section 7.07 hereof, the Company will use the proceeds of the Loans hereunder for general corporate purposes (in compliance with all applicable legal and regulatory requirements); provided that the Bank shall not have any responsibility as to the use of any of such proceeds.


          Section 9.  Events of Default.  If one or more of
the following events (herein called "Events of Default") shall occur and be continuing:

          (a) The Company shall: (i) default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of any Loan or any Reimbursement Obligation payable by it hereunder; or (ii) default in the payment when due of any interest on any Loan, any fee or any other amount payable by it hereunder or under any other Basic Document and such default shall have continued unremedied for a period of two Business Days or more days; or

          (b) Either Obligor shall default in the payment when due of any principal of or interest on any of its Indebtedness aggregating $2,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; provided that any such event in respect of any such Indebtedness shall not constitute an Event of Default hereunder so long as there shall be in effect an agreement of the holder of such Indebtedness that such holder will not take any legal action to enforce such Indebtedness; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by either Obligor, or any certificate furnished to the Bank pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(e), 8.05, 8.06, 8.07 or 8.08 hereof or the Company shall default in the performance of any of its obligations under Section 4.02, 5.01(a), 5.02 or 5.04 of the Security Agreement; or the Company shall default in the performance of any of its obligations under Section 2.08 hereof and such default shall continue unremedied for a period of two Business Days or more days; or the Parent shall default in the performance of any of its obligations under the Parent Guarantee; or the Company shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of 10 or more days after notice thereof to the Company by the Bank; or

          (e) Either Obligor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Either Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property,
     (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the affected Obligor, in any court of competent jurisdiction, seeking
     (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Obligor or of all or any substantial part of its Property, or (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against either Obligor shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against either Obligor and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Obligor shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) One or more ERISA Events shall occur and, as a result thereof, the Company or any ERISA Affiliate shall incur or in the opinion of the Bank shall be reasonably likely to incur a liability to a Plan or PBGC that, in the determination of the Bank, would (either individually or in the aggregate) have a Material Adverse Effect; or

          (j) There shall have been asserted against the Parent or any of its subsidiaries an Environmental Claim that, in the judgment of the Bank is reasonably likely to be determined adversely to the Parent or any of its subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Parent or any of its subsidiaries); or

          (k) One or more of the Parent and its wholly owned subsidiaries shall fail collectively to own (beneficially and of record) and control all of the issued and outstanding shares of capital stock (other than directors' qualifying shares) of the Company; or any "Change of Control" (as such term is defined in the Standstill Agreement) shall have occurred and be continuing; or

          (l) The Liens created by the Security Agreement shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Bank, free and clear of all other Liens or, except for expiration in accordance with its terms, the Security Agreement shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Company; or

          (m) Any authorization, approval or consent of, or filing or registration with, any governmental authority or administrative body is or becomes necessary for the making or performance by the Parent of the Parent Guarantee and such has not been obtained or accomplished within 10 days;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Bank may, by notice to the Company, terminate the Commitment and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the

Company hereunder and under the Note (including, without limitation, any amounts payable under Section 5.02 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Commitment shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Company hereunder and under the Note (including, without limitation, any amounts payable under Section 5.02 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

          In addition, upon the occurrence and during the continuance of any Event of Default (if the Bank has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Note to be due and payable), the Company agrees that it shall, if requested by the Bank (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Company, forthwith, without any demand or the taking of any other action by the Bank) provide cover for the Letter of Credit Liabilities by paying to the Bank immediately available funds in an amount equal to the then aggregate undrawn amount of all Letters of Credit, which funds shall be held by the Bank in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.


          Section 10.  Miscellaneous.

          10.01 Waiver. No failure on the part of the Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          10.02 Notices. All notices, requests and other communications provided for herein and under the Security Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          10.03 Expenses, Etc. The Company agrees to pay or reimburse the Bank for: (a) all reasonable out-of-pocket costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Bank) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and
(z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 10.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

          The Company hereby agrees to indemnify the Bank and its directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

          10.04  Amendments, Etc.  No provision of this
Agreement may be modified or supplemented except by an instrument in writing signed by the Company and the Bank.

          10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          10.06  Assignments and Participations.

          (a) The Company may not assign any of its rights or obligations hereunder or under the Note without the prior consent of the Bank.

          (b) The Bank may assign any of the Loans, the Note, and the Commitment (but only with the consent of, in the case of the outstanding Commitment, the Company); provided that
(i) any such partial assignment shall be in an amount at least equal to $1,000,000 and (ii) each such assignment by the Bank of its Loans, Note, Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of its Loans, Note, Commitment and Letter of Credit Interest is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder having the Commitment and Loans specified in such instrument, and upon consent thereto by the Company, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company), the obligations, rights and benefits of the Bank hereunder holding the Commitment, Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it (in addition to the Commitment, Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned.

          (c) The Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans or Letter of Credit Interest, or in the Commitment, in which event each purchaser of a participation (a "Participant") shall not have any rights or benefits under this Agreement or the Note or any other Basic Document (the Participant's rights against the Bank in respect of such participation to be those set forth in the agreements executed by the Bank in favor of the Participant). All amounts payable by the Company to the Bank under Section 5 hereof in respect of Loans, Letter of Credit Interest, and the Commitment, shall be determined as if the Bank had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitment, and as if the Bank were funding each of such Loan, Letter of Credit Interest and Commitment in the same way that it is funding the portion of such Loan, Letter of Credit Interest and Commitment in which no participations have been sold. In no event shall the Bank agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that the Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or
(v) alter the rights or obligations of the Company to prepay the related Loans.

          (d)  In addition to the assignments and
participations permitted under the foregoing provisions of this Section 10.06, the Bank may (without notice to the Company) (i) assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Note to an affiliate. No such assignment shall release the Bank from its obligations hereunder.

          (e) The Bank may furnish any information concerning the Company or any of its subsidiaries in the possession of the Bank from time to time to assignees and participants
(including prospective assignees and participants).

          10.07 Survival. The obligations of the Company under Sections 5.01, 5.02 and 10.03 hereof shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitment. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and the Bank shall not be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Bank may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          10.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          10.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          10.10 Governing Law; Submission to Jurisdiction. This Agreement and the Note shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          10.11 Waiver of Jury Trial. EACH OF THE COMPANY AND THE BANK HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CORIMON CORPORATION


By_________________________
  Title:  President

Address For Notices

Corimon Corporation
c/o Corimon, S.A.C.A.
Calle Hans Neumann Edf. Corimon
Los Cortijos de Lourdes
Caracas, Venezuela

Attn:  Mr. Arthur Broslat
       Chief Financial Officer

       Gustavo Mata-Borjas, Esq.
       General Counsel

Telecopier No.:  582-203-5707

Telephone No.:   582-203-5518

THE CHASE MANHATTAN BANK
 (NATIONAL ASSOCIATION)


By_________________________
  Title:  Managing Director


Lending Office for all Loans:

The Chase Manhattan Bank
  (National Association)
1 Chase Manhattan Plaza
New York, New York 10081

Address for Notices:

The Chase Manhattan Bank
  (National Association)
1 Chase Manhattan Plaza
New York, New York  10081

Attention:  Francisco Calmet

Telecopier No.:  212-552-5366

Telephone No.:  212-552-7084

with a copy to:

The Chase Manhattan Bank
  (National Association)
Torre Cremerca-PH
El Rosal, Caracas  1010-A
Venezuela

Attn:  Blas Betancourt

Telecopier No.:  582-951-5134

Telephone No.:  582-951-2011

                                                      EXHIBIT A


                        [Form of Note]

                        PROMISSORY NOTE


$15,000,000                                     August __, 1994
                                             New York, New York

          FOR VALUE RECEIVED, CORIMON CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) (the "Bank"), for account of its Applicable Lending Office provided for by the Credit Agreement referred to below, at its principal office at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of Fifteen Million Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date and amount of each Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

          This Note is the Note referred to in the Credit Agreement dated as of August 10, 1994 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, and The Chase Manhattan Bank (National Association), and evidences Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          Except as permitted by Section 10.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person. This Note is entitled to the benefits afforded by the Parent Guarantee and the Security Agreement referred to in the Credit Agreement.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                              CORIMON CORPORATION



                              By_________________________
                                Title:  President

                       SCHEDULE OF LOANS

          This Note evidences Loans made under the within-described Credit Agreement to the Company, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:



             Principal
     Date     Amount      Amount      Unpaid
      of        of        Paid or    Principal    Notation
     Loan      Loan       Prepaid     Amount       Made by

                                                    EXHIBIT B-1


         [Form of Opinion of Special New York Counsel to the Company and the Parent]

                                                August __, 1994

The Chase Manhattan Bank
  (National Association)
1 Chase Manhattan Plaza
New York, New York  10081

Ladies and Gentlemen:

          We have acted as special New York counsel to
(a) Corimon Corporation (the "Company") in connection with (i) the Credit Agreement (the "Credit Agreement") dated as of August 10, 1994 between the Company and The Chase Manhattan Bank (National Association), providing for extensions of credit to be made to the Company in an aggregate amount not exceeding $15,000,000 and (ii) the various other agreements and instruments referred to in the next following paragraph and (b) Corimon, S.A.C.A. (the "Parent") in connection with the Parent Guarantee. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 6.01(c) of the Credit Agreement.

          In rendering the opinion expressed below, we have examined the following agreements, instruments and other documents:

          (a)  the Credit Agreement;

          (b)  the Note;

          (c)  the Security Agreement;

          (d)  the Parent Guarantee; and

          (e) such corporate records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (e) above) are collectively referred to as the "Credit Documents". The Company and the Parent are herein collectively referred to as the "Obligors".

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Obligors.

          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent expressly set forth in the opinions below, as to the Obligors):

       (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

      (ii) all signatories to such documents have been duly authorized; and

     (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. The Company has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Credit Documents to which it is a party. The Company has all requisite corporate power to borrow under the Credit Agreement and to incur liability in respect of Letters of Credit under the Credit Agreement.

          3. The execution, delivery and performance by the Company of each Credit Document to which it is a party, and the borrowings and incurrence of liability in respect of Letters of Credit by the Company under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of the Company.

          4. Each Credit Document to which the Company is a party has been duly executed and delivered by the Company.

          5. Each of the Credit Documents constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of either Obligor for the execution, delivery or performance by either Obligor of any of the Credit Documents or for the borrowings or the application for and incurrence of liability in respect of any Letter of Credit by the Company under the Credit Agreement, except for filings by the Company under Section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with the pledge of Shares.

          7. The execution, delivery and performance by each Obligor of, and the consummation by each Obligor of the transactions contemplated by, the Credit Documents to which such Obligor is a party do not and will not (a) violate any provision of the charter or by-laws of the Company or (b) violate any applicable law, rule or regulation of the United States of America or the State of New York.

          8. The making and performance by the Company of, and the exercise by the Bank of its rights and remedies under, the Security Agreement do not violate any provisions of the Standstill Agreement.

          9. The Security Agreement is effective to create, in favor of the Bank, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "Uniform Commercial Code") in all of the right, title and interest of the Company in, to and under the Collateral (as defined in the Security Agreement) as collateral security for the payment of the Secured Obligations (as defined in the Security Agreement), except that (a) such security interest will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the security interest in Collateral in which the Company acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Company may be limited by Section 552 of the Bankruptcy Code and (c) the creation of a security interest in any Pledged Stock (as defined in the Security Agreement) constituting a "security" (as defined in
     Section 8-102 of the Uniform Commercial Code) requires the transfer of said Pledged Stock to the Bank pursuant to Section 8-313(1) of the Uniform Commercial Code, which transfer in the case of a "certificated security" (as defined in said Section 8-102) may be effected in the manner contemplated by paragraph 10(b) below.

          10.  The security interest referred to in paragraph
     9 above in the types of Collateral described below will be perfected as described below:

               (a) such security interest in that portion of the Collateral consisting of Pledged Stock in possession or control of a Financial Intermediary (as defined in the Security Agreement) will be created and perfected when (i) such Financial Intermediary identifies by book-entry such Pledged Stock as being subject to a security interest in favor of the Bank and (ii) such Financial Intermediary sends a confirmation to the Bank that such Pledged Stock is in its possession or control and is subject to a security interest in favor of the Bank, and such perfected security interest will remain perfected thereafter so long as (x) such Pledged Stock remains in the possession or control of such Financial Intermediary and (y) such Pledged Stock is identified on the books and records of such Financial Intermediary as being subject to a security interest in favor of the Bank; and

               (b) such security interest in that portion of the Collateral consisting of "proceeds" (as defined in the Uniform Commercial Code) may be perfected as and to the extent provided in Section 9-306 of the Uniform Commercial Code.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 10.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

          (B)  The enforceability of provisions in the Credit
     Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) We express no opinion as to (i) the second sentence of Section 10.10 of the Credit Agreement (and any similar provisions in any of the other Credit Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents and (ii) Sections 2.06 and 6.06 of the Parent Guarantee.

          (D) We wish to point out that the obligations of the Company, and the rights and remedies of the Bank, under the Security Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Security Agreement, provided that such limitations do not, in our opinion, make the remedies and procedures that will be afforded to the Bank inadequate for the practical realization of the substantive benefits purported to be provided to the Bank by the Security Agreement.

          (E) We express no opinion as to the existence of, or the right, title or interest of the Company in, to or under, any of the Collateral (as defined in the Security
     Agreement).

          (F) Except as expressly provided in paragraphs 9 and 10 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral (as defined in the Security Agreement).

          The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

          At the request of our clients, this opinion letter is, pursuant to Section 6.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Company and the Parent and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                              Very truly yours,

                                                    EXHIBIT B-2


     [Form of Opinion of Venezuelan Counsel to the Parent]

                                                August __, 1994

The Chase Manhattan Bank
  (National Association)
1 Chase Manhattan Plaza
New York, New York  10081

Ladies and Gentlemen:

          We have acted as counsel to Corimon, S.A.C.A. (the "Parent") in connection with (i) the Credit Agreement (the "Credit Agreement") dated as of August 10, 1994 between Corimon Corporation (the "Company") and The Chase Manhattan Bank (National Association) (the "Bank"), providing for extensions of credit to be made to the Company in an aggregate amount not exceeding $15,000,000 and (ii) the various other agreements and instruments referred to in the next following paragraph. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 6.01(d) of the Credit Agreement.

          In rendering the opinion expressed below, we have examined the following agreements, instruments and other documents:

          (a)  the Credit Agreement;

          (b)  the Note;

          (c)  the Security Agreement;

          (d)  the Parent Guarantee;

          (e) such corporate records of the Parent and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (e) above) are collectively referred to as the "Credit Documents".

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Parent.

          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent expressly set forth in the opinions below, as to the Parent):

       (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

      (ii) all signatories to such documents have been duly authorized;

     (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents; and

      (iv) the Parent Guarantee constitutes, under the law of the State of New York, a valid, binding and enforceable obligation of the parties thereto, enforceable in accordance with its terms.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1. The Parent is a company duly organized and validly existing under the laws of the Republic of Venezuela.

          2. The Parent has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Parent Guarantee.

          3. The execution, delivery and performance by the Parent of the Parent Guarantee have been duly authorized by all necessary corporate action on the part of the Parent.

          4. The Parent Guarantee has been duly executed and delivered by the Parent.

          5. The Parent Guarantee constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Parent Guarantee is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          6. No authorization, approval, consent or license of, and no filing or registration with, any governmental or regulatory authority, body or agency of the Republic of Venezuela is required on the part of either Obligor for the execution, delivery, validity, effectiveness or performance by, or for the enforceability against, either Obligor of any of the Credit Documents or for the borrowings or the application for and incurrence of liability in respect of any Letter of Credit by the Company under the Credit Agreement.

          7. The execution, delivery and performance by each Obligor of, and the consummation by each Obligor of the transactions contemplated by, the Credit Documents to which such Obligor is a party do not and will not (a) violate any provision of the constitutional or organizational documents of the Parent, (b) violate any applicable law, rule or regulation of the Republic of Venezuela, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Obligors or any of their respective subsidiaries of which we have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which we have knowledge (after due inquiry) to which the Obligors or any of their respective subsidiaries is a party or by which any of them is bound or to which any of them is subject, or (except for the Liens created pursuant to the Security Agreement) result in the creation or imposition of any Lien upon any Property of either Obligor pursuant to, the terms of any such agreement or instrument.

          8. We have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Obligors or any of their respective subsidiaries or any of their respective Properties that, if adversely determined, could have a Material Adverse Effect.

          9. The obligations of the Parent under the Parent Guarantee will be direct and unconditional general obligations of the Parent and will rank in right of payment at least pari passu with all its other unsecured Indebtedness.

          10. The Parent is subject to civil and commercial law with respect to its obligations under the Parent Guarantee, and the execution, delivery and performance by the Parent of the Parent Guarantee constitute private and commercial acts; and neither Parent nor any of its properties or revenues are entitled to any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its obligations under the Parent Guarantee.

          11.  The execution and delivery of the Parent
     Guarantee by the Parent are not subject to any tax, duty, fee or other charge, including, without limitation, any registration or transfer tax, stamp duty, mortgage recordation tax or similar levy, imposed by or within Venezuela or any political subdivision or taxing authority thereof or therein.

          12. No withholding in respect of any taxes imposed by or within Venezuela or any taxing authority thereof or therein is required to be made from any payment by the Parent under the Parent Guarantee.

          13.  The Parent has the power to submit, and
     pursuant to the Parent Guarantee has legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Supreme Court of the State of New York, County of New York, or in the U.S. District Court for the Southern District of New York for the purpose of any suit, action or proceeding against the Parent with respect to the Parent Guarantee or any judgment by any court in respect thereof. A judgment against the Parent for the payment of money obtained in any court pursuant to service of process in the manner specified in said Parent Guarantee would be recognized, conclusive and enforceable in the courts of Venezuela without reconsideration of the merits, except that Venezuelan courts might not consider service of process by mail to the Parent or Process Agent (as defined in the Parent Guarantee) as complying with due process of law and therefore might not recognize a judgment based on such service, and provided that all procedural requirements for obtaining an exequatur, as established in Title X of Book the Fourth
     (IV) of the Venezuelan Procedural Code, have been followed.

          14. The choice of the law of the State of New York as governing law of the Parent Guarantee is legal, valid and binding.

          15. The Parent may perform its obligations under the Parent Guarantee to pay to the Bank any additional amounts which may be required to be paid pursuant to
     Section 5 of the Parent Guarantee.

          16. No foreign exchange control approvals or other authorizations, licenses, consents, approvals, registrations or filing by, from or with Venezuela or any governmental authority in Venezuela are required on the part of the Bank in connection with the execution, delivery, performance or enforcement of the Parent
     Guarantee.

          17.  It is not necessary under the laws of Venezuela
     (i) to enable the Bank to enforce its rights under or in respect of the Parent Guarantee or (ii) by reason of their enforcement, that the Bank should be licensed, qualified or entitled to carry on business in Venezuela.

          18. The Parent Guarantee is in proper legal form under the laws of Venezuela for the enforcement thereof against the Parent without further action on the part of the Bank; and to ensure the legality, validity, enforceability or admissibility in evidence of the Parent Guarantee in Venezuela, it is not necessary that the Parent Guarantee or any other document be filed or recorded with any court or other authority in Venezuela or that any stamp or similar tax be paid on or in respect of the Parent Guarantee, except that to present any of those documents as evidence before any Venezuelan court or Venezuelan governmental authority, the documents have to be accompanied by a translation into Spanish, made by a registered public translator in Venezuela.

          The foregoing opinions are limited to matters involving the laws of the Republic of Venezuela, and we do not express any opinion as to the laws of any other jurisdiction.

          At the request of our clients, this opinion letter is, pursuant to Section 6.01(d) of the Credit Agreement, provided to you by us in our capacity as counsel to the Parent and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                              Very truly yours,

                                                      EXHIBIT C



                       PARENT GUARANTEE


          GUARANTEE AGREEMENT dated as of August 10, 1994 between CORIMON, S.A.C.A., a limited liability company duly organized and validly existing under the laws of Venezuela (together with its successors and assigns, the "Parent"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) (together with its successors and assigns, the "Bank").

          Corimon Corporation, a Delaware corporation
(together with its successors and assigns, the "Company"), and the Bank are parties to a Credit Agreement dated as of August 10, 1994 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by the Bank to the Company in an aggregate amount not exceeding $15,000,000.

          To induce the Bank to enter into the Credit
Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent has agreed to guarantee the Guaranteed Obligations (as hereinafter defined).
Accordingly, the parties hereto agree as follows:

          Section 1. Definitions. Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

          Section 2.  The Guarantee.

          2.01 The Guarantee. The Parent hereby guarantees to the Bank and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of (a) the principal of and interest on the Loans made by the Bank to, and the Note held by the Bank of, the Company, (b) all other amounts from time to time owing to the Bank by the Company under the Credit Agreement and under the Note and all Reimbursement Obligations and interest thereon and (c) all principal, interest and other amounts from time to time owing to the Company by any subsidiary of the Parent in respect of any loans or other advances made by the Company, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Parent hereby further agrees that if the Company or any subsidiary of the Parent shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations in respect of which it is obligated, the Parent will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          2.02 Obligations Unconditional. The obligations of the Parent under Section 2.01 hereof are a guaranty of payment and are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Note or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of the occurrence of any Event of Default, any change in the laws, rules or regulations of Venezuela or any other circumstance (other than complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor, it being the intent of this Section 2.02 that the obligations of the Parent hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Parent hereunder which shall remain absolute and unconditional as described above:

             (i) at any time or from time to time, without notice to the Parent, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii)  any of the acts mentioned in any of the
     provisions of the Credit Agreement or the Note or any other agreement or instrument referred to herein or therein shall be done or omitted;

           (iii)  the maturity of any of the Guaranteed
     Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or the Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of, the Bank as security for any of the Guaranteed Obligations shall fail to be perfected.

The Parent hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Bank exhaust any right, power or remedy or proceed against the Company under the Credit Agreement or the Note or any other agreement or instrument referred to herein or therein or against any subsidiary of the Parent, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations in respect of which the Company or any subsidiary of the Parent is obligated. The Parent hereby expressly waives the benefits of "division", order or filing of claims with a court, and all privileges and defenses (other than complete, irrevocable payment) which may now or hereafter be available to a guarantor or surety under applicable law.

          2.03 Reinstatement. The obligations of the Parent under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company or any subsidiary of the Parent, as the case may be, in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Parent agrees that it will indemnify the Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          2.04 Subrogation. The Parent hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 2 and further agrees with the Company for the benefit of each of its creditors (including, without limitation, the Bank) that any such payment by it shall constitute an investment by the Parent in the equity capital of the Company (whether or not share certificates are issued by the Company to the Parent with respect thereto).

          2.05 Remedies. The Parent agrees that, as between the Parent and the Bank, the obligations of the Company under the Credit Agreement and the Note may be declared to be forthwith due and payable as provided in Section 9 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Parent for purposes of said Section 2.01.

          2.06 Instrument for the Payment of Money. The Parent hereby acknowledges that the guarantee in this
Section 2 constitutes an instrument for the payment of money, and consents and agrees that the Bank, at its sole option, in the event of a dispute by the Parent in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          2.07  Continuing Guarantee.  The guarantee in this
Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          Section 3.  Representations and Warranties.  The
Parent represents and warrants to the Bank that:

          3.01 Corporate Existence. The Parent: (a) is a limited liability company duly organized and validly existing under the laws of Venezuela; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would (either individually or in the aggregate) have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Parent and its subsidiaries.

          3.02 Litigation. There are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Parent) threatened against the Parent or any of its subsidiaries that, if adversely determined, could (either individually or in the aggregate) have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Parent and its subsidiaries.

          3.03 No Breach. None of the execution and delivery of this Guarantee Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the constitutional or organizational documents of the Parent, or any applicable law or regulation of Venezuela (or any political subdivision thereof) presently in effect, or any order, writ, injunction or decree of any court or regulatory body or arbitral tribunal, or any agreement or instrument to which the Parent or any of its subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Parent or any of its subsidiaries pursuant to the terms of any such agreement or instrument.

          3.04  Corporate Action.  The Parent has all
necessary corporate power and authority to execute, deliver and perform its obligations under this Guarantee Agreement; the execution, delivery and performance by the Parent of this Guarantee Agreement have been duly authorized by all necessary corporate action on its part; and this Guarantee Agreement has been duly and validly executed and delivered by the Parent and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

          3.05 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental authority or administrative body are necessary for the execution, delivery, validity, effectiveness or performance by the Parent of this Guarantee Agreement or for the validity or enforceability hereof.

          3.06  Ranking.  The obligations of the Parent
hereunder will be direct and unconditional general obligations of such Parent and will rank in right of payment at least pari passu with all other unsecured Indebtedness of the Parent.

          3.07 Commercial Obligations. The Parent is subject to civil and commercial law with respect to its obligations under this Guarantee Agreement, and the execution, delivery and performance by the Parent of this Guarantee Agreement constitute private and commercial acts; and neither the Parent nor any of its properties or revenues are entitled to any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its obligations under this Guarantee Agreement.

          3.08  Taxes.  The Parent and each of its
subsidiaries have filed all tax returns which are required to be filed and paid all taxes (including interest and penalties) that are due and payable, and have provided adequate reserves for payment of any tax the payment of which is being contested. There are no questions or disputes between the Parent or any of its subsidiaries and any governmental entity in any jurisdiction with respect to any matter affecting taxes payable by the Parent or such Subsidiary in such jurisdiction.

          3.10 Enforceability. This Guarantee Agreement is in proper legal form under the laws of Venezuela for the enforcement thereof against the Parent in the courts of Venezuela and it is not necessary, to ensure the enforceability or admissibility in evidence of this Guarantee Agreement, that the same be filed or recorded with any court or other authority in Venezuela.

          Section 4. Covenants. The Parent agrees that, until the payment and satisfaction in full of the Guaranteed Obligations and the expiration or termination of the Commitment and all Letter of Credit Liabilities of the Bank under the Credit Agreement, the Parent will, and will cause each of its subsidiaries to: (a) preserve and maintain its corporate existence and all of its material rights, privileges and franchises; (b) comply with the requirements of all present or future applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements (i) could (either individually or in the aggregate) materially and adversely affect the consolidated financial condition, operations, business or prospects taken as a whole of the Parent and its subsidiaries or (ii) could impair the ability or right of the Parent to perform its obligations hereunder; (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; (d) maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; (e) permit representatives of the Bank, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Bank; and (f) keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations. In addition, the Parent agrees that, without the consent of the Bank, it will not, nor will it permit the Company or any other subsidiary of the Parent, to request Grow, pursuant to Section 3 of the Registration Rights Agreement, to register any Registrable Securities (as defined in the Registration Rights Agreement).

          Section 5.  Taxes.  The Parent covenants and agrees
that, whether or not the Loans are made:

          (a) All amounts payable under this Guarantee Agreement by the Parent to the Bank, including amounts payable under paragraph (b) of this Section 5, shall be made in Dollars, free and clear of and without reduction by reason of any and all present and future income, stamp and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever imposed, assessed, levied or collected by Venezuela or any other jurisdiction from or through which such payments are made or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Guarantee Agreement, the registration, notarization or other formalization of any thereof, and any payments of principal, interest, charges, fees or other amounts made on, under or in respect thereof, excluding taxes imposed on or measured by the net income of the Bank by the jurisdiction (or any political subdivision of such jurisdiction) under the laws of which the Bank or the Applicable Lending Office is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter called "Taxes"), all of which will be paid by the Parent, for its own account, prior to the date on which penalties attach thereto.

          (b) The Parent will indemnify the Bank against, and reimburse the Bank on demand for, any Taxes and any loss, liability, claim, or expense including interest, penalties, and legal fees which the Bank may incur at any time arising out of or in connection with any failure of the Company to make any payments of Taxes when due.

          (c) In the event that the Parent is required by applicable law, decree or regulation to deduct or withhold Taxes from any amounts payable on, under or in respect of this Guarantee Agreement, the Parent shall pay the Bank in Dollars such additional amounts as may be required, after the deduction or withholding of Taxes, to enable the Bank to receive from the Parent an amount equal to the amount stated to be payable under this Guarantee Agreement.

          (d) The Parent shall furnish to the Bank original tax receipts in respect of any withholding of Taxes required under this Section 5 within 30 days after the date of each payment of interest which is subject to any Taxes, and the Parent shall promptly furnish to the Bank any other information, documents and receipts that the Bank may, in its sole discretion from time to time, require to establish to its satisfaction that full and timely payment has been made of all Taxes required to be paid under this Section 5.

          Section 6.  Miscellaneous.

          6.01 No Waiver. No failure on the part of the Bank to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          6.02 Notices and Delivery of Documents. Except as otherwise specified herein, all notices and other communications hereunder shall be in writing and shall be sent by confirmed telecopy (with an undertaking to provide hard copy) or delivered by hand or sent by a reputable overnight courier service prepaid (with confirmation of receipt), addressed to any party hereto at its address given below its name on the signature pages hereto or at such other address of which any party hereto shall have notified in writing the party given such notice or (in the case of a telecopy message) addressed to any party at any telecopy number which is published as belonging to the addressee.

          6.03 Immunity. To the extent that the Parent may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Guarantee Agreement, to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereignty or otherwise) from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America or the State of New York), from attachment prior to judgment, from set-off, from execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Parent hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity.

          6.04 Governing Law. This Guarantee Agreement shall be governed by and construed in accordance with the law of the State of New York.

          6.05 Jurisdiction, Service of Process. (a) Any suit, action or proceeding against the Parent with respect to this Guarantee Agreement or any judgment by any court in respect thereof may be brought in the Supreme Court of the State of New York, County of New York, or in the U.S. District Court for the Southern District of New York, or in the courts of Venezuela, as the Bank in its sole discretion may elect, and the Parent hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Parent hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon it by service upon CT Corporation System (the "Process Agent"), presently having an office at 1633 Broadway, New York, New York 10019 and the Parent hereby irrevocably appoints the Process Agent its true and lawful agent and attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Parent shall not impair or affect the validity of such service or of any judgment based thereon. The Parent agrees to maintain at all times an agent in the State of New York to act as its Process Agent. The Parent hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Bank by registered or certified mail, postage prepaid, to the Parent at the address given below its name on the signature pages hereto.

          (b) The Parent hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee Agreement brought in the Supreme Court of the State of New York, County of New York or the U.S. District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c)  EACH OF THE PARENT AND THE BANK HEREBY
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY
LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          6.06 Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York, New York is of the essence, and Dollars shall be the currency of account in all events. The payment obligations of the Parent shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars and transfer to New York, New York under normal banking procedures does not yield the amount of Dollars in New York, New York due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 6.06 called the "second currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Bank could purchase Dollars with the second currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the Parent in respect of any such sum due from it to the Bank hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Bank of any sum adjudged to be due hereunder in the second currency the Bank may in accordance with normal banking procedures purchase and transfer to New York City Dollars with the amount of the second currency so adjudged to be due; and the Parent hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Bank against, and to pay the Bank on demand, in Dollars in New York City, any difference between the sum originally due to the Bank in Dollars and the amount of Dollars so purchased and transferred.

          6.07 Indemnification. The Parent hereby agrees to indemnify the Bank and its directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans or Letters of Credit or any actual or proposed use by the Company or any other Person of the Letters of Credit or the proceeds of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), and the Parent hereby agrees not to assert any claim against the Bank, any of its affiliates or any of its directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated by the Basic Documents.

          6.08 Expenses. The Parent agrees to reimburse the Bank for all reasonable costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.08.

          6.09 Amendments, Etc. The terms of this Guarantee Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Parent and the Bank. Any such amendment or waiver shall be binding upon the Bank, each holder of any of the Guaranteed Obligations and the Parent.

          6.10 Successors and Assigns. This Guarantee Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parent, the Bank and each holder of any of the Guaranteed Obligations (provided that the Parent shall not assign or transfer its rights hereunder without the prior written consent of the Bank).

          6.11 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guarantee Agreement.

          6.12 Counterparts. This Guarantee Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Guarantee
Agreement by signing any such counterpart.

          6.13 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Bank in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          6.14 Additional Guarantee. The Parent also agrees with the Bank for the benefit of the Bank and the Company that the Parent hereby guarantees the prompt payment when due of all Indebtedness owing to the Company by any other subsidiary of the Parent.

          IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement to be duly executed and delivered as of the day and year first above written.

CORIMON, S.A.C.A.



By ________________________________
   Title:


By ________________________________
   Title:


Address for Notices:

Corimon, S.A.C.A.
Calle Hans Neumann Edf. Corimon
Los Cortijos de Lourdes
Venezuela

Attn:  Mr. Arthur Broslat
       Chief Financial Officer

       Gustavo Mata-Borjas, Esq.
       Vice President and General
         Counsel

Telecopier No.:  582-203-5707

Telephone No.:   582-203-5518

THE CHASE MANHATTAN BANK
  (NATIONAL ASSOCIATION)



By __________________________
   Title:  Managing Director


Address for Notices:

The Chase Manhattan Bank
  (National Association)
1 Chase Manhattan Plaza
New York, New York  10081

Attention:  Francisco Calmet

Telecopier No.:  212-552-5366

Telephone No.:   212-552-7084

with a copy to:

The Chase Manhattan Bank
  (National Association)
Torre Cremerca-PH
El Rosal, Caracas  1010-A
Venezuela

Attn:  Blas Betancourt

Telecopier No.:  582-951-5134

Telephone No.:  582-951-2011

                                                      EXHIBIT D



                      SECURITY AGREEMENT


          SECURITY AGREEMENT dated as of August 10, 1994 between CORIMON CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Company"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) (together with its successors and assigns, the "Bank").

          The Company and the Bank are parties to a Credit
Agreement dated as of August 10, 1994 (as modified and supplemented and in effect from time to time, the "Credit
Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by the Bank to the Company in an aggregate amount not exceeding $15,000,000.

          To induce the Bank to enter into the Credit
Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

          Section 1. Definitions. Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement. In addition, as used herein:

          "Collateral" shall have the meaning ascribed thereto in Section 3 hereof.

          "Collateral Account" shall have the meaning ascribed thereto in Section 4.01 hereof.

          "Confirmation" shall mean, with respect to any Shares in the possession or control of a Financial Intermediary that are to be pledged hereunder, a confirmation sent by such Financial Intermediary to the Bank confirming that (a) such Shares are in its possession or control and are subject to a security interest in favor of the Bank and (b) such Financial Intermediary has identified by book-entry such Shares as being subject to a security interest in favor of the Bank.

          "Financial Intermediary" shall mean a "financial intermediary" (as defined in Section 8-313(4) of the Uniform Commercial Code) located in the State of New
     York.

          "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof;
     (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof.

          "Pledged Stock" shall have the meaning ascribed thereto in Section 3(a) hereof.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement made and entered into as of July 21, 1992 by and between Grow and the Parent, as the same may be modified and supplemented and in effect from time to time.

          "Secured Obligations" shall mean, collectively,
     (a) the principal of and interest on the Loans made by the Bank to, and the Note held by the Bank of, the Company and all other amounts from time to time owing to the Bank by the Company under the Basic Documents including, without limitation, all Reimbursement Obligations and interest thereon and (b) all obligations of the Company to the Bank hereunder.

          "Stock Collateral" shall have the meaning ascribed thereto in Section 3(c) hereof.

          "Stock Purchase Agreement" shall mean the Stock
     Purchase Agreement dated July 21, 1992 by and among the Company, the Parent and Grow, as the same may be modified and supplemented and in effect from time to time.

          Section 2.  Representations and Warranties.  The
Company represents and warrants to the Bank that:

          (a) The Company will be the sole beneficial owner of the Collateral at the time it becomes subject to the Lien hereof.

          (b)  No Lien exists or will exist upon the
     Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Bank created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

          (c) All Pledged Stock in which the Company grants a security interest pursuant to Section 3 hereof will be duly authorized, validly existing, fully paid and non-assessable, and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of Grow, upon the transfer of such Pledged Stock (except for any such restriction contained herein, in the Credit Agreement or in the Standstill Agreement; provided that any such restriction does not preclude the making or performance by the Company of this Agreement or the exercise by the Bank of any of its rights under this Agreement).

          Section 3. The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Bank a security interest in all of the Company's right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

          (a) the Shares identified in each Confirmation delivered to the Bank (collectively, the "Pledged
     Stock");

          (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

          (c) in the event of any consolidation or merger in which Grow is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger (the Property described in Sections 3(a), (b) and (c) hereof, collectively, the "Stock Collateral");

          (d)  the balance from time to time in the Collateral
     Account; and

          (e) all proceeds of and to any of the property of the Company described in the preceding clauses of this
     Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Company in respect of any of the items listed above).


          Section 4.  Cash Proceeds of Collateral.

          4.01 Collateral Account. The Bank may establish a cash collateral account (the "Collateral Account") in the name and under the control of the Bank into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Bank pursuant hereto and into which the Company may from time to time deposit any additional amounts that it wishes to pledge to the Bank as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Bank shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the Company as the Company shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Bank may in its discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, the Company agrees that if the proceeds of any Collateral hereunder shall be received by it, the Company shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Bank and shall not be commingled with any other funds or property of the Company.

          4.02 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Company (or, after the occurrence and during the continuance of a Default, the Bank) shall determine, which Permitted Investments shall be held in the name and be under the control of the Bank, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Bank may in its discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in
Section 5.09 hereof and

(ii) if requested by the Company, such Permitted Investments may be held in the name and under the control of the Bank.

          4.03 Cover for Letter of Credit Liabilities. Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Sections 2.08 or 11 thereof shall be held by the Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

          Section 5.  Further Assurances; Remedies.  In
furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with the Bank as follows:

          5.01 Delivery and Other Perfection. The Company shall:

          (a) with respect to any quantity of Shares to be subject to the Lien of this Agreement, cause a Confirmation relating to such quantity of Shares to be delivered to the Bank and thereafter to cause (i) the Financial Intermediary that delivered such Confirmation to retain such quantity of Shares and (ii) such quantity of Shares to be identified on the books and records of such Financial Intermediary for the sole and exclusive account of the Bank; provided that any Shares that become subjected to the Lien of this Agreement at any time shall be such Shares as the Company shall at such time have owned for the longest period of time (not including Shares acquired under the Stock Purchase Agreement or Shares theretofore subjected to the Lien of this Agreement); provided further that the Company may not subject to the Lien of this Agreement any Shares if, after giving effect thereto, the number of Shares subject to the Lien of this Agreement shall exceed 10% of the issued and outstanding Shares;

          (b) if any of the shares, securities, moneys or property required to be pledged by the Company under clauses (a), (b) and (c) of Section 3 hereof are received by the Company (other than Shares), forthwith either
     (i) transfer and deliver to the Bank such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Bank, pursuant to the terms of this Agreement, as part of the Collateral or (ii) take such other action as the Bank shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

          (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Bank) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Bank to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Bank or its nominee (and the Bank agrees that if any Collateral is transferred into its name or the name of its nominee, the Bank will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Collateral);

          (d) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Bank may reasonably require in order to reflect the security interests granted by this Agreement; and

          (e) permit representatives of the Bank, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Bank to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Bank may require.

          5.02 Other Financing Statements and Liens. Without the prior written consent of the Bank, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Bank is not named as the sole secured party.

          5.03 Preservation of Rights. The Bank shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          5.04  Collateral.

          (1)  The Company will at all times cause the Market
Value of the Shares pledged under and in accordance with this

Agreement (including, without limitation, as provided in Section 5.01(a) hereof) to be at least equal to 200% of the sum of (i) the aggregate unpaid principal amount of the Loans plus (ii) the aggregate amount Letter of Credit Liabilities.

          (2) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Note or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Note or any such other instrument or agreement; and the Bank shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.04(2).

          (3) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

          (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Bank exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Note or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Bank and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Bank shall so request in writing, the Company agrees to execute and deliver to the Bank appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Bank shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Bank to the Company.

          (5) If any Event of Default shall have occurred and so long as the same shall be continuing, the Company shall, at the request of the Bank, request Grow in writing, pursuant to
Section 3 of the Registration Rights Agreement, to register under the Securities Act of 1933, as amended, the Stock Collateral then subject to the Lien of this Agreement for the offering and sale thereof in such manner as the Bank shall specify.

          5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

          (a) the Bank shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Bank were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

          (b) the Bank in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (c) the Bank may, upon ten business days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Bank or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Bank deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Bank or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.05 shall be applied in accordance with
Section 5.09 hereof.

          The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Bank may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Bank than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Bank shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

          5.06  Deficiency.  If the proceeds of sale,
collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

          5.07 Removals, Etc. Without at least 30 days' prior written notice to the Bank, the Company shall not
(i) maintain its chief executive office at any place other than at the address indicated beneath the signature of the Company to the Credit Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

          5.08  Private Sale.  The Bank shall incur no
liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Bank accepts the first offer received and does not offer the Collateral to more than one offeree.

          5.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this
Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Bank under
Section 4 hereof or this Section 5, shall be applied by the
Bank:

          First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Bank and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Bank in connection therewith;

          Next, to the payment in full of the Secured
     Obligations; and

          Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Collateral Account pursuant to
Section 4.03 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.09.

          As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

          5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Bank while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Bank is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Bank may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Bank shall be entitled under this Section 5 to make collections in respect of the Collateral, the Bank shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the

Collateral or any part thereof and to give full discharge for the same.

          5.11 Termination. When all Secured Obligations shall have been paid in full and the Commitment of the Bank under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Bank shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company.

          5.12 Further Assurances. The Company agrees that, from time to time upon the written request of the Bank, the Company will execute and deliver such further documents and do such other acts and things as the Bank may reasonably request in order fully to effect the purposes of this Agreement.

          Section 6.  Miscellaneous.

          6.01 No Waiver. No failure on the part of the Bank to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          6.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 10.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 10.02.

          6.03 Expenses. The Company agrees to reimburse the Bank for all reasonable costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Bank of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform,
(x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Bank in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

          6.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Bank. Any such amendment or waiver shall be binding upon the Bank, each holder of any of the Secured Obligations and the Company.

          6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Bank and each holder of any of the Secured Obligations (provided that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Bank).

          6.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          6.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

          6.08  Governing Law.   This Agreement shall be
governed by, and construed in accordance with, the law of the State of New York.

          6.09 Agents and Attorneys-in-Fact. The Bank may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Bank in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                              CORIMON CORPORATION



                              By _________________________
                                 Title:


                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION)




                              By _________________________
                                 Title: